                                                                    EXHIBIT 4.3


                          [FORM OF SERIES B SECURITY]
                              CARROLS CORPORATION
                        9 1/2% Senior Subordinated Note
                        due December 1, 2008, Series B

                                                                     CUSIP No.

No.                                                                         $

      CARROLS CORPORATION, a Delaware corporation (the "Company", which term includes any successor corporation), for value received promises to pay to Cede
& Co. or registered assigns, the principal sum of       Dollars, on December 1,
2008.

      Interest Payment Dates:  June 1 and December 1, commencing on June 1,
1999.

      Interest Record Dates:  May 15 and November 15.

      Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

      IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officer.

                                                     CARROLS CORPORATION


                                                     By:
                                                        -----------------------
                                                        Name:
                                                        Title:


                                                     By:
                                                        -----------------------
                                                        Name:
                                                        Title:

Dated:

              [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

      This is one of the 9 1/2% Senior Subordinated Notes due December 1, 2008, Series B, described in the within-mentioned Indenture.

Dated:
                                         IBJ SCHRODER BANK & TRUST
                                              COMPANY, as Trustee


                                          By:
                                               -----------------------
                                               Name:
                                               Title:

                            (Reverse of Security)
                             CARROLS CORPORATION
                       9 1/2% Senior Subordinated Note
                        due December 1, 2008, Series B


1.  Interest.

      CARROLS CORPORATION, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. Cash interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 24, 1998. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing June 1, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      The Company shall pay interest on overdue principal from time to time on demand and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand, in each case at the rate borne by the Securities

2.  Method of Payment.

      The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Interest Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds (provided that the Paying Agent shall have received wire instructions on or prior to the relevant Interest Record Date), or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.  Paying Agent and Registrar.

      Initially, IBJ Schroder Bank & Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar.

4.  Indenture and Guarantees.

      The Company issued the Securities under an Indenture, dated as of November 24, 1998 (the "Indenture"), by and among the Company, the Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Security is one of a duly authorized issue of Securities of the Company designated as its 9 1/2% Senior Subordinated Notes due 2008, Series B (the "Unrestricted Securities"), limited (except as otherwise provided in the Indenture) in aggregate principal amount to $170,000,000, which may be issued under the Indenture. The Securities include the 9 1/2% Senior Subordinated Notes due 2008, Series A (the "Initial Securities"), the Private Exchange Securities (as defined in the Indenture) and the Unrestricted Securities. The Initial Securities, the Private Exchange Securities and the Unrestricted Securities are treated as a single class of securities under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture (except as otherwise indicated in the Indenture) until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general unsecured obligations of the Company. The Securities are subordinated in right of payment to all Senior Indebtedness of the Company to the extent and in the manner provided in the Indenture. Each Holder of a Security, by accepting a Security, agrees to such subordination, authorizes the Trustee to give effect to such subordination and appoints the Trustee as attorney-in-fact for such purpose.

      Payment on the Securities is guaranteed (each, a "Guarantee"), on a senior subordinated basis, jointly and severally, by each Restricted Subsidiary of the Company existing on the Issue Date (each, a "Guarantor") pursuant to Article Eleven and Article Twelve of the Indenture. In addition, the Indenture requires the Company to cause each Restricted Subsidiary formed, created or acquired after the Issue Date to become a party to the Indenture as a Guarantor and guarantee payment on the Securities pursuant to Article Eleven and Article Twelve of the Indenture. In certain circumstances, the Guaranties may be released.

5. Optional Redemption.

      The Securities will be redeemable, at the Company's option, in whole or in part at any time, on and after December 1, 2003, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on December 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

                          Year                         Percentage
                  -------------------                  ----------
                  2003                                 104.750%
                  2004                                 103.167%
                  2005                                 101.583%
                  2006 and thereafter                  100.000%


6.  Optional Redemption upon Public Equity Offerings.

      At any time, or from time to time, on or prior to December 1, 2001, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem up to 35% of the principal amount of Securities originally issued at a redemption price equal to 109.500% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date); provided that at least 65% of the principal amount of Securities originally issued remain outstanding immediately after any such redemption (excluding any Securities held by the Company or any of its Affiliates). In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 90 days after the consummation of any such Public Equity Offering.

7.  Notice of Redemption.

      Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. The Trustee may select for redemption portions of the principal amount of Securities that have denominations equal to or larger than $1,000 principal amount. Securities and portions of them the Trustee so selects shall be in amounts of $1,000 principal amount or integral multiples thereof.

     If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption so long as the Company has deposited with the Paying Agent for the Securities funds in satisfaction of the redemption price pursuant to the Indenture and the Paying Agent is not prohibited from paying such funds to the Holders pursuant to the terms of the Indenture.

8.  Change of Control Offer.

     Following the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall, within 60 days after the Change of Control Date, make a Change of Control Offer to repurchase all Securities then outstanding at a repurchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Change of Control Payment Date (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date).

9.  Limitation on Disposition of Assets.

      The Company is, subject to certain conditions, obligated to make a Net Proceeds Offer to repurchase Securities at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Net Proceeds Offer Date (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date) with the proceeds of certain asset dispositions.

10.  Denominations; Transfer; Exchange.

      The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

11.  Persons Deemed Owners.

      The registered Holder of a Security shall be treated as the owner of it for all purposes.

12.  Unclaimed Funds.

      If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

13.  Legal Defeasance and Covenant Defeasance.

      The Company and the Guarantors may be discharged from their obligations under the Indenture, the Securities and the Guaranties, except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture, the Securities and the Guaranties, in each case upon satisfaction of certain conditions specified in the Indenture.

14.  Amendment; Supplement; Waiver.

    Subject to certain exceptions, the Indenture, the Securities and the Guaranties may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Securities and the Guaranties to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

15. Restrictive Covenants.

      The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates or certain other related persons or to engage in certain businesses. The limitations are subject to a number of important qualifications and exceptions. The Company must report quarterly to the Trustee on compliance with such limitations.

16.  Defaults and Remedies.

      If an Event of Default shall occur and be continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of outstanding Securities may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders may not enforce the Indenture, the Securities or the Guaranties except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Securities or the Guaranties unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

17.  Trustee Dealings with Company.

      The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

18.  No Recourse Against Others.

      No stockholder, director, officer, employee or incorporator, as such, of the Company or any Guarantor shall have any liability for any obligation of the Company or any Guarantor under the Securities, the Guarantee of such Guarantor or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities and the Guaranties.

19.  Authentication.

      This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

20.  Abbreviations and Defined Terms.

      Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

21.  CUSIP Numbers.

      Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

22.  Governing Law.

      The Indenture, this Security and any Guarantee thereof shall be governed by and construed in accordance with the laws of the State of New York without regard to the application of principles of conflicts of laws. Each of the parties hereto and thereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture, this Security and any Guarantee thereof.

                        [FORM OF SECURITY GUARANTEE]

                        SENIOR SUBORDINATED GUARANTEE

      The Guarantor (as defined in the Indenture referred to in the Security upon which this notation is endorsed) hereby unconditionally guarantees on a senior subordinated basis (such guarantee by the Guarantor being referred to herein as the "Guarantee") the due and punctual payment of the principal of, premium, if any, and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest on the Securities, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Eleven of the Indenture.

      The obligations of the Guarantor to the Holders and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth, and are expressly subordinated and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness (as defined in the Indenture) of such Guarantor, to the extent and in the manner provided in Article Eleven and Article Twelve of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

      This Security Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which this Security Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

      This Security Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

      This Security Guarantee is subject to release upon the terms set forth in the Indenture.

                           [Signature pages follow]

                                    CARROLS REALTY HOLDINGS CORP.,
                                       as Guarantor

                                    By:
                                          -----------------------
                                          Name:
                                          Title:

                                    CARROLS REALTY I CORP.,
                                       as Guarantor


                                    By:
                                          -----------------------
                                          Name:
                                          Title:

                                    CARROLS REALTY II CORP.,
                                       as Guarantor

                                    By:
                                          -----------------------
                                          Name:
                                          Title:

                                    CARROLS J.G. CORP.,
                                       as Guarantor
                                    By:
                                          -----------------------
                                          Name:
                                          Title:

                                    QUANTA ADVERTISING CORP.,
                                       as Guarantor

                                    By:
                                          -----------------------
                                          Name:
                                          Title:

                                    POLLO FRANCHISE, INC.,
                                       as Guarantor
                                    By:
                                          -----------------------
                                          Name:
                                          Title:

                                    POLLO OPERATIONS, INC.,
                                       as Guarantor
                                    By:
                                          -----------------------
                                          Name:
                                          Title:

                               ASSIGNMENT FORM
I or we assign and transfer this Security to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Print or type name, address and zip code of assignee or transferee)

--------------------------------------------------------------------------------

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint
                       -------------------------------------------------------

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:                              Signed:
      --------------------                  ----------------------------------
                                             (Signed exactly as name appears
                                             on the other side of this Security)

Signature Guarantee:                   ----------------------------------------
                                       Participant in a recognized Signature
                                       Guarantee Medallion Program (or other
                                       signature guarantor program reasonably
                                       acceptable to the Trustee)

                     OPTION OF HOLDER TO ELECT REPURCHASE

      If you want to elect to have this Security repurchased by the Company pursuant to Section 4.06 or Section 4.10 of the Indenture, check the appropriate box:

Section 4.06 [      ]
Section 4.10 [      ]

      If you want to elect to have only part of this Security repurchased by the Company pursuant to Section 4.06 or Section 4.10 of the Indenture, state the amount: $
         -------------
Dated:                              Signed:
      --------------------                  ----------------------------------
                                             (Signed exactly as name appears
                                             on the other side of this Security)

Signature Guarantee:                   ----------------------------------------
                                       Participant in a recognized Signature
                                       Guarantee Medallion Program (or other
                                       signature guarantor program reasonably
                                       acceptable to the Trustee)